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                                  EXHIBIT 23.3
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                       Consent of Independent Accountants
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We consent to the incorporation by reference in the registration statement of
The Kroger Co. on Form S-8 (333-11859) of our report dated April 18, 2000, on our audits of the financial statements and financial statement schedules of The Kroger Co. Savings Plan as of December 31, 1999 and 1998, and for the years then ended, which report is included in this annual report on Form 10-K.

We also consent to the incorporation by reference in the registration statement of The Kroger Co. on Form S-8 (333-11909) of our report dated April 7, 2000, on our audits of the financial statements and financial statement schedules of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1999 and 1998, and for the years then ended, which report is included in this annual report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cincinnati, Ohio
April 27, 2000